Introductory Notes
About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. For more information, please visit www.inventrustproperties.com.
The enclosed information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under U.S. Generally Accepted Accounting Principles (“GAAP”). The information provided in this supplemental is unaudited and includes non-GAAP measures (as discussed below), and there can be no assurance that the information will not vary from the final information in the Company's Form 10-Q for the quarter ended September 30, 2024. The Company may, but assumes no obligation to, update information in this supplemental.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this supplemental, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of InvenTrust's management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this supplemental that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as "may," "should," “could,” "would," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "target," "project," "predict," "potential," "continue," "likely," "will," "forecast," "outlook," "guidance," "suggest," and variations of these terms and similar expressions, or the negative of these terms or similar expressions.
The following factors, among others, could cause actual results, financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management's forward-looking statements and IVT's future results and financial condition, see the Risk Factors included in the Company's most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law.
IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this supplemental. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Notice Regarding Non-GAAP Financial Measures
In addition to GAAP measures, this supplemental contains and refers to certain non-GAAP measures. Management does not consider the Company's non-GAAP measures included in the Glossary of Terms to be alternatives to measures required in accordance with GAAP. Certain non-GAAP measures should not be viewed as an alternative measure of IVT's financial performance as they may not reflect the operations of the entire portfolio, and they may not reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of IVT's properties that could materially impact IVT's results from operations. Additionally, certain non-GAAP measures should not be considered as an indication of IVT's liquidity, nor as an indication of funds available to cover IVT's cash needs, including IVT's ability to fund distributions, and may not be a useful measure of the impact of long-term operating performance on value if management does not continue to operate the business in the manner currently contemplated. Accordingly, non-GAAP measures should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Other REITs may use different methodologies for calculating similar non-GAAP measures, and accordingly, IVT's non-GAAP measures may not be comparable to other REITs. Reconciliations of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are included on pages 6 and 7 and definitions of the Company's non-GAAP measures are included in the Glossary of Terms on page 20.

i	Supplemental - Quarter Ended September 30, 2024

Introductory Notes
Former Joint Venture
On January 18, 2023, the Company acquired the four remaining retail properties from its unconsolidated joint venture, IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”), in which it held a 55% ownership share. In connection with the foregoing, IAGM adopted a liquidation plan on January 11, 2023. On December 15, 2023, IAGM was fully liquidated.
Throughout this supplemental, where indicated as “pro rata” the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," as of December 31, 2022 and 2021.
The presentation of pro rata financial information has limitations as an analytical tool, which include but are not limited to: (i) amounts shown on individual line items were calculated by applying the Company's overall economic ownership interest percentage determined when applying the equity method of accounting, and may not represent the Company's legal claim to the assets and liabilities, or the revenues and expenses; and (ii) other REITs may use different methodologies for calculating their pro rata interest. Accordingly, pro rata financial information should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. For additional detail regarding properties previously owned by the JV, see the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case as filed with the SEC.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

ii	Supplemental - Quarter Ended September 30, 2024

CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2024 Third Quarter Results
DOWNERS GROVE, IL – October 29, 2024 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended September 30, 2024. For the three months ended September 30, 2024 and 2023, the Company reported Net Loss of $0.5 million, or $0.01 per diluted share, and Net Loss of $0.8 million, or $0.01 per diluted share, respectively.
Third Quarter 2024 Highlights:
•Nareit FFO of $0.45 per diluted share
•Core FFO of $0.44 per diluted share
•Same Property Net Operating Income (“NOI”) growth of 6.5%
•Leased Occupancy as of September 30, 2024 of 97.0%
•Executed 59 leases totaling approximately 469,000 square feet of GLA, of which 403,000 square feet was executed at a blended comparable lease spread of 9.8%
•Acquired Scottsdale North Marketplace, a 66,000 square foot neighborhood center anchored by AJ’s Fine Foods, in Scottsdale, Arizona
•Issued and sold 9.2 million shares of common stock, receiving $247.3 million in net proceeds
“The InvenTrust team delivered another solid quarter of financial results," Daniel (DJ) Busch, President and CEO of InvenTrust announced. “With the continued strength of our portfolio performance, we are raising our full year Nareit and Core FFO guidance. In September, we raised approximately $250 million in new capital through an equity issuance, which will support our continued cash flow growth over time.”
NET (LOSS) INCOME
•Net Loss for the three months ended September 30, 2024 was $0.5 million, or $0.01 per diluted share, compared to Net Loss of $0.8 million, or $0.01 per diluted share, for the same period in 2023.
•Net Income for the nine months ended September 30, 2024 was $3.9 million, or $0.06 per diluted share, compared to Net Income of $2.4 million, or $0.04 per diluted share, for the same period in 2023.
NAREIT FFO
•Nareit FFO for the three months ended September 30, 2024 was $30.9 million, or $0.45 per diluted share, compared to $27.6 million, or $0.41 per diluted share, for the same period in 2023.
•Nareit FFO for the nine months ended September 30, 2024 was $91.8 million, or $1.34 per diluted share, compared to $84.7 million, or $1.25 per diluted share, for the same period in 2023.
CORE FFO
•Core FFO for the three months ended September 30, 2024 was $30.1 million, or $0.44 per diluted share, compared to $27.6 million, or $0.41 per diluted share, for the same period in 2023.
•Core FFO for the nine months ended September 30, 2024 was $89.2 million, or $1.30 per diluted share, compared to $84.1 million, or $1.24 per diluted share, for the same period in 2023.

iii	Supplemental - Quarter Ended September 30, 2024

SAME PROPERTY NOI
•Same Property NOI for the three months ended September 30, 2024 was $45.5 million, a 6.5% increase, compared to the same period in 2023.
•Same Property NOI for the nine months ended September 30, 2024 was $123.8 million, a 4.2% increase, compared to the same period in 2023.
DIVIDEND
•For the quarter ended September 30, 2024, the Board of Directors declared a quarterly cash distribution of $0.2263 per share, paid on October 15, 2024.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of September 30, 2024, the Company’s Leased Occupancy was 97.0%.
◦Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 99.8% and Small Shop Leased Occupancy was 92.0%. Anchor Leased Occupancy increased 70 basis points, and Small Shop Leased Occupancy increased 30 basis points, each on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 280 basis points, which equates to approximately $7.2 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the third quarter were 9.8%.
•Annualized Base Rent (“ABR”) per square foot (“PSF”) as of September 30, 2024 was $19.83, an increase of 2.4% compared to the same period in 2023. Anchor Tenant ABR PSF was $12.67 and Small Shop ABR PSF was $33.50 for the third quarter.
•On August 6, 2024, the Company acquired Scottsdale North Marketplace, a 66,000 square foot neighborhood center anchored by AJ’s Fine Foods, in Scottsdale, Arizona, for a gross acquisition price of $23.0 million. The Company used cash on hand to fund the acquisition.
LIQUIDITY AND CAPITAL STRUCTURE
•On September 25, 2024, the Company issued and sold 9.2 million shares of its common stock through an offering, receiving $247.3 million in net proceeds after underwriting discounts and commissions.
•InvenTrust had $543.2 million of total liquidity, as of September 30, 2024, comprised of $193.2 million of cash and cash equivalents and $350.0 million of availability under its Revolving Credit Facility.
•InvenTrust has no debt maturing in 2024 and $35.9 million of debt maturing in 2025, as of September 30, 2024. On September 27, 2024, the Company extinguished the $72.5 million cross collateralized pooled mortgage payable maturing on November 2, 2024.
•The Company's weighted average interest rate on its debt as of September 30, 2024 was 4.03% and the weighted average remaining term was 3.6 years.
SUBSEQUENT EVENTS
•On October 9, 2024, the Company acquired Stonehenge Village, a 214,000 square foot community center anchored by Wegman’s in the Richmond, Virginia market, for a gross acquisition price of $62.1 million. The Company used cash on hand to fund the acquisition.
•On October 23, 2024, the Company entered into a third amendment to the Amended Revolving Credit Agreement, which provides for, among other things, an increase in the revolving commitments thereunder from $350.0 million to $500.0 million and an extension of the maturity date to January 15, 2029, with one six-month extension option.

iv	Supplemental - Quarter Ended September 30, 2024

2024 GUIDANCE
InvenTrust has updated its 2024 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Current (1) (2)			Previous
Net Income per diluted share	$0.09	—	$0.12	$0.08	—	$0.12
Nareit FFO per diluted share	$1.74	—	$1.77	$1.73	—	$1.77
Core FFO per diluted share (3)	$1.70	—	$1.73	$1.69	—	$1.73
Same Property NOI (“SPNOI”) Growth	4.25%	—	5.00%	3.50%	—	4.50%
General and administrative	$33,000	—	$34,000	$33,000	—	$34,250
Interest expense, net (4)	$34,500	—	$35,000	$35,750	—	$36,250
Net investment activity (5)	~ $159,000 - $215,000			~ $75,000
(1)The Company’s guidance excludes projections related to gains or losses on dispositions, gains or losses on debt transactions, and depreciation, amortization, and straight-line rent adjustments related to acquisitions.
(2)The Company’s guidance includes an expectation of uncollectibility, reflected as 0-50 basis points of expected total revenue.
(3)Core FFO per diluted share excludes amortization of market-lease intangibles and inducements, debt extinguishment charges, straight-line rent adjustments, depreciation and amortization of corporate assets, and non-operating income and expense.
(4)Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of approximately $3.2 million.
(5)Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing assumptions, the Company's guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table provides a reconciliation of the range of the Company's 2024 estimated net income per diluted share to estimated Nareit FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$0.09	$0.12
Depreciation and amortization of real estate assets	1.60	1.60
Impairment of real estate assets	0.05	0.05
Nareit FFO per diluted share	1.74	1.77
Amortization of market-lease intangibles and inducements, net	(0.04)	(0.04)
Straight-line rent adjustments, net	(0.03)	(0.03)
Amortization of debt discounts and financing costs	0.03	0.03
Core FFO per diluted share	$1.70	$1.73

This press release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

v	Supplemental - Quarter Ended September 30, 2024

Summary Financial Information
In thousands, except share information and per square foot amounts

	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
Financial Results

Net (loss) income	$(539)	$(822)	$3,859	$2,379
Net (loss) income per common share - basic	(0.01)	(0.01)	0.06	0.04
Net (loss) income per common share - diluted	(0.01)	(0.01)	0.06	0.04

Nareit FFO (page 7)	30,904	27,565	91,818	84,744
Nareit FFO per diluted share	0.45	0.41	1.34	1.25

Core FFO (page 7)	30,107	27,642	89,222	84,065
Core FFO per diluted share	0.44	0.41	1.30	1.24

Same Property NOI (page 6)	45,511	42,720	123,788	118,764

Same Property NOI growth	6.5%	4.2%

Adjusted EBITDA (page 7)	39,148	36,152	116,627	109,667

Distributions declared per common share	0.23	0.22	0.68	0.65

Aggregate distributions declared (as a % of Core FFO)	58.0%	52.6%	54.0%	51.9%

	As of Sept. 30, 2024	As of Dec. 31, 2023	As of Dec. 31, 2022 (a)	As of Dec. 31, 2021 (a)
Capital Information
Shares outstanding	77,130,431	67,807,831	67,472,553	67,344,374

Outstanding Debt, net	$740,109	$814,568	$805,253	$624,289
Less: Cash and cash equivalents (page 4)	(193,187)	(96,385)	(164,448)	(79,628)
Net Debt	$546,922	$718,183	$640,805	$544,661

(a) Outstanding debt, net, Cash and cash equivalents, and Net Debt as of December 31, 2022 and 2021 are Pro Rata.

Debt Metrics (trailing 12 months)
Adjusted EBITDA	$153,419	$146,459	$132,368	$117,273
Net Debt-to-Adjusted EBITDA (a)	3.6x	4.9x	4.8x	4.6x
Fixed charge coverage	4.3x	4.3x	5.0x	6.4x
Net debt to real estate assets, excl property acc depr.	20.0%	27.0%	24.7%	22.0%
Net debt to total assets, excl property acc depr.	17.5%	24.4%	21.3%	19.3%

(a) Net Debt-to-Adjusted EBITDA as of December 31, 2022 and 2021 are Pro Rata.

Distributions Paid Per Share		Liquidity and Credit Facility
Q3 2024	$0.22630	Cash and cash equivalents	$193,187
Q2 2024	$0.22630	Available under credit facility	350,000
Q1 2024	$0.21550	Total	$543,187
Q4 2023	$0.21550

	Same Property		Same Property		Total Portfolio
	Three Months Ended September 30		Nine Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023	2024	2023
Portfolio Metrics
No. of properties	62	62	57	57	65	62
GLA	10,324	10,324	9,109	9,108	10,550	10,324
Economic Occupancy	94.1%	92.6%	94.3%	92.8%	94.2%	92.6%
Leased Occupancy	96.9%	95.1%	97.2%	95.3%	97.0%	95.1%
ABR PSF	$19.69	$19.36	$20.15	$19.78	$19.83	$19.36

1	Supplemental - Quarter Ended September 30, 2024

Condensed Consolidated Balance Sheets
In thousands, except share and per share amounts

	As of
	September 30, 2024	December 31, 2023
Assets	(unaudited)
Investment properties
Land	$710,160	$694,668
Building and other improvements	2,013,459	1,956,117
Construction in progress	11,716	5,889
Total	2,735,335	2,656,674
Less accumulated depreciation	(496,559)	(461,352)
Net investment properties	2,238,776	2,195,322
Cash, cash equivalents and restricted cash	202,758	99,763
Intangible assets, net	107,004	114,485
Accounts and rents receivable	34,797	35,353
Deferred costs and other assets, net	37,146	42,408
Total assets	$2,620,481	$2,487,331

Liabilities
Debt, net	$740,109	$814,568
Accounts payable and accrued expenses	48,683	44,583
Distributions payable	17,455	14,594
Intangible liabilities, net	30,369	30,344
Other liabilities	28,660	29,198
Total liabilities	865,276	933,287
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 77,130,431 shares issued and outstanding as of September 30, 2024 and 67,807,831 shares issued and outstanding as of December 31, 2023	77	68
Additional paid-in capital	5,721,592	5,468,728
Distributions in excess of accumulated net income	(3,977,152)	(3,932,826)
Accumulated comprehensive income	10,688	18,074
Total stockholders' equity	1,755,205	1,554,044
Total liabilities and stockholders' equity	$2,620,481	$2,487,331

2	Supplemental - Quarter Ended September 30, 2024

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
In thousands, except share and per share information, unaudited

	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
Income
Lease income, net	$68,132	$63,716	$201,681	$192,814
Other property income	389	346	1,061	1,060
Other fee income	—	—	—	80
Total income	68,521	64,062	202,742	193,954

Operating expenses
Depreciation and amortization	28,134	30,318	85,092	85,339
Property operating	10,795	11,070	31,037	31,056
Real estate taxes	9,205	8,781	27,232	27,361
General and administrative	8,133	7,610	24,768	23,389
Total operating expenses	56,267	57,779	168,129	167,145

Other (expense) income
Interest expense, net	(9,470)	(9,555)	(28,744)	(28,441)
Impairment of real estate assets	(3,854)	—	(3,854)	—
Gain on sale of investment properties	334	1,707	334	2,691
Equity in earnings (losses) of unconsolidated entities	—	67	—	(447)
Other income and expense, net	197	676	1,510	1,767
Total other (expense) income, net	(12,793)	(7,105)	(30,754)	(24,430)

Net (loss) income	$(539)	$(822)	$3,859	$2,379

Weighted-average common shares outstanding - basic	68,526,238	67,531,335	68,101,901	67,521,110
Weighted-average common shares outstanding - diluted	68,526,238	67,531,335	68,659,319	67,720,485

Net (loss) income per common share - basic	$(0.01)	$(0.01)	$0.06	$0.04
Net (loss) income per common share - diluted	$(0.01)	$(0.01)	$0.06	$0.04

Distributions declared per common share	$0.23	$0.22	$0.68	$0.65
Distributions paid per common share	$0.23	$0.22	$0.67	$0.64

Comprehensive (loss) income
Net (loss) income	$(539)	$(822)	$3,859	$2,379
Unrealized (loss) gain on derivatives, net	(7,145)	5,978	2,560	13,496
Reclassification to net (loss) income	(3,315)	(4,213)	(9,946)	(11,089)
Comprehensive (loss) income	$(10,999)	$943	$(3,527)	$4,786

3	Supplemental - Quarter Ended September 30, 2024

Condensed Consolidated Supplemental Details of Assets and Liabilities
In thousands

	As of
	September 30, 2024	December 31, 2023

Cash, cash equivalents and restricted cash
Cash and cash equivalents	$193,187	$96,385
Restricted cash	9,571	3,378
Total	$202,758	$99,763

Accounts and rents receivable
Base rent, recoveries, and other revenue	$9,007	$12,215
Straight-line rent	25,790	23,138
Total	$34,797	$35,353

Deferred cost and other assets, net
Lease commissions, net	$15,796	$14,995
Derivative assets	11,580	18,196
Other assets	3,357	3,309
Deferred costs, net	2,323	2,206
Right of use assets, net	1,942	2,253
Prepaid insurance premiums	1,320	—
Loan fees, net	828	1,449
Total	$37,146	$42,408

Other liabilities
Deferred revenues	$8,389	$8,878
Security deposits	7,607	7,127
Unearned lease income	7,261	8,061
Operating lease liabilities	2,640	3,023
Other liabilities	1,871	1,987
Derivative liabilities	892	122
Total	$28,660	$29,198

4	Supplemental - Quarter Ended September 30, 2024

Condensed Consolidated Supplemental Details of Operations
In thousands

		Three Months Ended September 30		Nine Months Ended September 30
		2024	2023	2024	2023
Income
*	Minimum base rent	$44,060	$41,559	$129,696	$123,580
*	Real estate tax recoveries	8,334	7,808	24,733	24,273
*	Common area maintenance, insurance, and other recoveries	8,450	7,913	24,345	22,351
*	Ground rent income	4,774	4,797	14,260	14,304
	Amortization of market-lease intangibles and inducements, net	831	629	2,064	2,717
*	Short-term and other lease income	772	661	2,706	2,610
	Termination fee income	30	75	1,340	819
	Straight-line rent adjustments, net	765	730	2,652	2,492
*	Reversal of (provision for) uncollectible billed rent and recoveries, net	116	(456)	(115)	(332)
	Lease income, net	68,132	63,716	201,681	192,814

*	Other property income	389	346	1,061	1,060
	Other fee income	—	—	—	80

	Total income	$68,521	$64,062	$202,742	$193,954

Operating expenses
	Depreciation and amortization	$28,134	$30,318	$85,092	$85,339
*	Property operating	10,795	11,070	31,037	31,056
*	Real estate taxes	9,205	8,781	27,232	27,361

	General and administrative costs	6,202	5,883	19,349	18,695
	Stock-based compensation costs	2,572	2,341	7,329	6,610
	Capitalized direct development compensation costs	(641)	(614)	(1,910)	(1,916)
	General and administrative expense	8,133	7,610	24,768	23,389

	Total operating expenses	$56,267	$57,779	$168,129	$167,145

Interest expense, net
	Term loans, including impact of derivatives	$3,429	$3,405	$10,194	$10,311
	Senior notes	3,202	3,202	9,604	9,604
	Mortgages payable	2,158	1,674	6,825	4,833
	Line of credit facility fees	135	133	450	464
	Capitalized interest	(21)	(26)	(71)	(57)
	Amortization of debt discounts and financing costs	567	1,167	1,742	3,286
	Total interest expense, net	$9,470	$9,555	$28,744	$28,441

Other income and expense, net
	Interest on cash and cash equivalents	$356	$859	$1,638	$2,046
	Income tax expense	(138)	(128)	(403)	(388)
	Miscellaneous and settlement income	(21)	(55)	275	109
	Total other income and expense, net	$197	$676	$1,510	$1,767

* Component of Net Operating Income

5	Supplemental - Quarter Ended September 30, 2024

Reconciliation of Non-GAAP Measures
In thousands

Same Property NOI

	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
Income
Minimum base rent	$42,809	$41,481	$116,321	$113,761
Real estate tax recoveries	8,214	7,798	22,886	22,749
Common area maintenance, insurance, and other recoveries	8,212	7,885	21,924	20,746
Ground rent income	4,715	4,762	11,634	11,735
Short-term and other lease income	799	691	2,706	2,575
Reversal of (provision for) uncollectible billed rent and recoveries, net	162	(491)	(55)	(366)
Other property income	374	346	936	978
Total income	65,285	62,472	176,352	172,178

Operating Expenses
Property operating	10,691	10,981	27,518	28,072
Real estate taxes	9,083	8,771	25,046	25,342
Total operating expenses	19,774	19,752	52,564	53,414

Same Property NOI	$45,511	$42,720	$123,788	$118,764

% Change	6.5%	4.2%

Same Property count	62	57

Net (Loss) Income to Same Property NOI

	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
Net (loss) income	$(539)	$(822)	$3,859	$2,379
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(197)	(676)	(1,510)	(1,767)
Equity in (earnings) losses of unconsolidated entities	—	(67)	—	447
Interest expense, net	9,470	9,555	28,744	28,441
Gain on sale of investment properties	(334)	(1,707)	(334)	(2,691)
Impairment of real estate assets	3,854	—	3,854	—
Depreciation and amortization	28,134	30,318	85,092	85,339
General and administrative	8,133	7,610	24,768	23,389
Other fee income	—	—	—	(80)
Adjustments to NOI (a)	(1,626)	(1,434)	(6,056)	(6,028)
NOI	46,895	42,777	138,417	129,429
NOI from other investment properties	(1,384)	(57)	(14,629)	(10,665)
Same Property NOI	$45,511	$42,720	$123,788	$118,764
(a)Adjustments to NOI include lease termination income and expense and GAAP Rent Adjustments.

6	Supplemental - Quarter Ended September 30, 2024

Reconciliation of Non-GAAP Measures, continued
In thousands

Nareit FFO and Core FFO

	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
Net (loss) income	$(539)	$(822)	$3,859	$2,379
Depreciation and amortization of real estate assets	27,923	30,094	84,439	84,714
Impairment of real estate assets	3,854	—	3,854	—
Gain on sale of investment properties	(334)	(1,707)	(334)	(2,691)
Unconsolidated joint venture adjustments (a)	—	—	—	342
Nareit FFO Applicable to Common Shares and Dilutive Securities	30,904	27,565	91,818	84,744
Amortization of market lease intangibles and inducements, net	(831)	(629)	(2,064)	(2,717)
Straight-line rent adjustments, net	(765)	(730)	(2,652)	(2,492)
Amortization of debt discounts and financing costs	567	1,167	1,742	3,286
Depreciation and amortization of corporate assets	211	224	653	625
Non-operating income and expense, net (b)	21	55	(275)	791
Unconsolidated joint venture adjustments (c)	—	(10)	—	(172)
Core FFO Applicable to Common Shares and Dilutive Securities	$30,107	$27,642	$89,222	$84,065

Weighted average common shares outstanding - basic	68,526,238	67,531,335	68,101,901	67,521,110
Dilutive effect of unvested restricted shares (d)	—	—	557,418	199,375
Weighted average common shares outstanding - diluted	68,526,238	67,531,335	68,659,319	67,720,485

Net (loss) income per diluted share	$(0.01)	$(0.01)	$0.06	$0.04
Nareit FFO per diluted share	$0.45	$0.41	$1.34	$1.25
Core FFO per diluted share	$0.44	$0.41	$1.30	$1.24

(a)Reflects the Company’s share of adjustments for IAGM's Nareit FFO on the same basis as InvenTrust.
(b)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income, and basis difference recognition arising from acquiring the four remaining properties of IAGM in 2023.
(c)Reflects the Company’s share of adjustments for IAGM's Core FFO on the same basis as InvenTrust.
(d)For purposes of calculating non-GAAP per share metrics, the Company applies the same denominator used in calculating diluted earnings per share in accordance with GAAP.

EBITDA and Adjusted EBITDA

	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
Net (loss) income	$(539)	$(822)	$3,859	$2,379
Interest expense, net	9,470	9,555	28,744	28,441
Income tax expense	138	128	403	388
Depreciation and amortization	28,134	30,318	85,092	85,339
Unconsolidated joint venture adjustments (a)	—	(6)	—	417
EBITDA	37,203	39,173	118,098	116,964
Impairment of real estate assets	3,854	—	3,854	—
Gain on sale of investment properties	(334)	(1,707)	(334)	(2,691)
Amortization of market-lease intangibles and inducements, net	(831)	(629)	(2,064)	(2,717)
Straight-line rent adjustments, net	(765)	(730)	(2,652)	(2,492)
Non-operating income and expense, net (b)	21	55	(275)	791
Unconsolidated joint venture adjustments (c)	—	(10)	—	(188)
Adjusted EBITDA	$39,148	$36,152	$116,627	$109,667
(a)Reflects the Company's share of adjustments for IAGM's EBITDA on the same basis as InvenTrust.
(b)Reflects items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income, and basis difference recognition arising from acquiring the four remaining properties of IAGM in 2023.
(c)Reflects the Company's share of adjustments for IAGM's Adjusted EBITDA on the same basis as InvenTrust.

7	Supplemental - Quarter Ended September 30, 2024

Summary of Outstanding Debt
In thousands

	Balance as of Sept. 30, 2024	Proportion of Total Debt	Weighted Average Interest Rate	Weighted Average Years to Maturity
Fixed rate secured debt	$93,380	13%	3.97%	2.9
Fixed rate unsecured debt	650,000	87%	4.04%	3.7
Discounts and issuance costs, net	(3,271)	n/a	n/a	n/a
Total debt, net	$740,109	100%	4.03%	3.6

Schedule of Maturities by Year

	Fixed Rate		Total Debt, net
Maturity Year	Secured Debt	Unsecured Debt
2024	$—	$—	$—
2025	35,880	—	35,880
2026	—	200,000	200,000
2027	26,000	200,000	226,000
2028	—	—	—
Thereafter	31,500	250,000	281,500
Discounts and issuance costs, net	(365)	(2,906)	(3,271)
Total	$93,015	$647,094	$740,109

Debt Maturities

	Maturity Date	Interest Rate	Balance
Mortgages Payable
The Plant	5/10/2025	3.97%	$13,000
The Highlands of Flower Mound	12/1/2025	3.88%	22,880
Escarpment Village	7/1/2027	3.86%	26,000
Shops at Arbor Trails	12/5/2029	4.12%	31,500
Total		3.97%	93,380

Term Loan
$200.0 million 5 years	9/22/2026	2.81% (a)	100,000
$200.0 million 5 years	9/22/2026	2.81% (a)	100,000
$200.0 million 5.5 years	3/22/2027	2.78% (a)	50,000
$200.0 million 5.5 years	3/22/2027	2.84% (a)	50,000
$200.0 million 5.5 years	3/22/2027	4.99% (a)	100,000
Total			400,000

Senior Notes
$150.0 million Series A Notes	8/11/2029	5.07%	150,000
$100.0 million Series B Notes	8/11/2032	5.20%	100,000
Total			250,000

Grand total		4.03%	$743,380
(a)Interest rates reflect the fixed rates achieved through the Company's interest rate swaps.

8	Supplemental - Quarter Ended September 30, 2024

Debt Covenants, Interest Rate Swaps, and Capital Expenditures
Unaudited, dollars in thousands

Debt Covenants (trailing 12 months)

			For the quarter ended
Description	Term Loan Covenants	Senior Note Covenants	Q3 2024	Q2 2024	Q1 2024	Q4 2023

Leverage Ratio	< 60.0%	< 60.0%	24.0%	28.4%	29.2%	29.0%
Fixed Charge Coverage Ratio	> 1.50	> 1.50	4.29	4.25	4.32	4.27
Maximum Dividend Payout	< 95%	N/A	48.9%	49.5%	49.2%	49.8%
Maximum Secured Recourse Debt	< 10% of Total Asset Value	< 10% of Total Asset Value	—%	—%	—%	—%
Unsecured Interest Coverage Ratio	> 1.75	> 1.75	6.28	5.78	5.62	5.53
Unsecured Leverage Ratio	< 60%	< 60%	24.5%	26.8%	28.0%	28.2%

Interest Rate Swaps

As of September 30, 2024, the Company is party to five effective interest rate swap agreements which achieve fixed interest rates through the maturity dates of the Amended Term Loan Agreement.

Effective Interest Rate Swaps	Notional Amount	Company Receives Variable Rate of	Company Pays Fixed Rate of	Fixed Rate Achieved	Effective Date	Maturity Date
5.5 year term loan	$100,000	1-Month SOFR	3.69%	4.99%	4/3/2023	3/22/2027
5 year term loan	100,000	1-Month SOFR	1.51%	2.81%	12/21/2023	9/22/2026
5 year term loan	100,000	1-Month SOFR	1.51%	2.81%	12/21/2023	9/22/2026
5.5 year term loan	50,000	1-Month SOFR	1.54%	2.84%	6/21/2024	3/22/2027
5.5 year term loan	50,000	1-Month SOFR	1.48%	2.78%	6/21/2024	3/22/2027
	$400,000

Capital Investments and Leasing Costs

	Three Months Ended September 30		Nine Months Ended September 30
	2024	2023	2024	2023
Tenant improvements	$2,475	$2,232	$7,936	$5,687
Leasing costs	979	678	2,632	2,518
Property improvements	2,200	5,278	6,652	13,626
Capitalized indirect costs (a)	361	429	1,178	1,318
Total capital expenditures and leasing costs	6,015	8,617	18,398	23,149
Development and redevelopment direct costs	2,773	328	6,410	2,510
Development and redevelopment indirect costs (a)	304	210	804	650
Capital investments and leasing costs (b)	$9,092	$9,155	$25,612	$26,309

(a)Indirect costs include capitalized interest, real estate taxes, insurance, and payroll costs.
(b)As of September 30, 2024 and 2023, total accrued capital investments and leasing costs were $5,008 and $3,836, respectively.

9	Supplemental - Quarter Ended September 30, 2024

Markets and Tenant Size
GLA and dollar amounts in thousands, except per square foot amounts

Market	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Austin-Round Rock, TX	8	97.9%	$33,458	$16.91	17.0%	2,057	19.5%
Houston-Sugar Land-Baytown, TX	6	94.4%	21,428	16.36	10.9%	1,409	13.4%
Atlanta Metro Area, GA	10	97.0%	20,856	20.82	10.5%	1,069	10.2%
Miami-Fort Lauderdale-Miami Beach, FL	3	98.2%	19,880	23.76	10.1%	859	8.1%
Dallas-Fort Worth-Arlington, TX	7	98.0%	18,522	20.39	9.4%	941	8.9%
Raleigh-Cary-Durham, NC	5	95.1%	13,233	20.30	6.7%	688	6.5%
So. California - Los Angeles, CA	3	95.3%	11,159	20.98	5.7%	579	5.5%
Orlando-Kissimmee, FL	4	98.9%	10,266	25.49	5.2%	411	3.9%
Charlotte-Gastonia-Concord, NC	4	98.7%	9,794	20.43	5.0%	515	4.9%
Tampa-St. Petersburg, FL	3	97.1%	8,786	13.46	4.5%	752	7.1%
San Antonio, TX	2	94.5%	6,516	26.79	3.3%	261	2.5%
Washington D.C., MD	2	94.2%	5,890	36.33	3.0%	181	1.7%
So. California - San Diego, CA	2	98.0%	5,755	26.29	2.9%	225	2.1%
So. California - Inland Empire, CA	2	98.4%	5,149	24.25	2.6%	246	2.3%
Phoenix, AZ	2	99.1%	3,001	25.26	1.5%	123	1.2%
Richmond, VA	1	98.4%	2,756	16.37	1.4%	171	1.6%
Cape Coral-Fort Myers, FL	1	98.0%	614	10.15	0.3%	63	0.6%
Total	65	97.0%	$197,063	$19.83	100%	10,550	100%

State	No. of Properties	Leased Occupancy	ABR	ABR psf	ABR as % of Total	GLA	GLA as % of Total
Texas	23	96.7%	$79,924	$18.00	40.6%	4,668	44.3%
Florida	11	97.9%	39,546	20.25	20.1%	2,085	19.7%
North Carolina	9	96.7%	23,027	20.36	11.7%	1,203	11.4%
California	7	96.6%	22,063	22.90	11.2%	1,050	9.9%
Georgia	10	97.0%	20,856	20.82	10.5%	1,069	10.2%
Maryland	2	94.2%	5,890	36.33	3.0%	181	1.7%
Arizona	2	99.1%	3,001	25.26	1.5%	123	1.2%
Virginia	1	98.4%	2,756	16.37	1.4%	171	1.6%
Total	65	97.0%	$197,063	$19.83	100%	10,550	100%

Tenant type	Economic Occupancy	Leased Occupancy	ABR	ABR PSF	GLA
20,000 SF+ (a)	97.8%	100%	$63,855	$11.41	5,726
10,000 - 19,999 SF (a)	93.5%	98.9%	18,768	20.26	990
5,000 - 9,999 SF (b)	86.8%	92.7%	17,678	27.30	746
1 - 4,999 SF (b)	89.6%	91.8%	96,762	34.95	3,088
Total	94.2%	97.0%	$197,063	$19.83	10,550

Anchor Tenants (a)	97.1%	99.8%	$82,623	$12.67	6,716
Small Shops (b)	89.1%	92.0%	$114,440	$33.50	3,834

(a)Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
(b)Tenants with square footage less than 10,000 square feet are considered Small Shops.

10	Supplemental - Quarter Ended September 30, 2024

Top 25 Tenants by Total ABR and Tenant Merchandise Mix
In thousands

	Parent Name	Tenant Name/Count	Credit Rating (a)	No. of Leases	ABR	% of Total ABR	GLA	% of Total Occ.GLA
1	Kroger	Kroger 7 / Kroger Gas 1 / Harris Teeter 4 / Ralphs 3	BBB	15	$9,676	4.9%	864	8.2%
2	Publix Super Markets, Inc.	Publix 12 / Publix Liquor 3	N/A	15	6,926	3.5%	581	5.5%
3	TJX Companies	Marshalls 7 / HomeGoods 5 / TJ Maxx 2	A	14	4,907	2.5%	399	3.8%
4	Albertson's	Tom Thumb 2 / Market Street 2 / Safeway 1 / Albertsons 1	BB+	6	4,359	2.2%	365	3.5%
5	H.E.B.	H.E.B. 4 / H.E.B. Staff Office 1	N/A	5	4,257	2.2%	447	4.2%
6	Amazon, Inc.	Whole Foods Market 5	AA	5	2,701	1.4%	194	1.8%
7	BC Partners	PetSmart 7	B+	7	2,520	1.3%	151	1.4%
8	Apollo Global Management, Inc.	Michaels 7	B-	7	2,428	1.2%	175	1.7%
9	Best Buy		BBB+	4	2,270	1.2%	138	1.3%
10	Ulta Beauty Inc.		N/A	8	2,050	1.0%	83	0.8%
11	Dick's Sporting Goods, Inc.	Dick's Sporting Goods 2 / Going, Going, Gone 1	BBB	3	1,876	1.0%	171	1.6%
12	Trader Joe's		N/A	4	1,838	0.9%	51	0.5%
13	Sprouts Farmers Market		N/A	3	1,798	0.9%	85	0.8%
14	Costco Wholesale		A+	2	1,735	0.9%	298	2.8%
15	Five Below, Inc.		N/A	9	1,707	0.9%	86	0.8%
16	Ross Dress For Less		BBB+	4	1,500	0.8%	120	1.1%
17	Bank of America		A-	6	1,450	0.7%	34	0.3%
18	Wells Fargo		BBB+	8	1,387	0.7%	33	0.3%
19	Petco Health and Wellness Company, Inc.		B	6	1,364	0.7%	79	0.7%
20	Truist Bank		A	6	1,262	0.6%	28	0.3%
21	Starbucks Corporation		BBB+	15	1,259	0.6%	29	0.3%
22	Massage Envy		N/A	11	1,244	0.6%	37	0.4%
23	Xponential Fitness	Club Pilates 7 / StretchLab 4 / CycleBar 2 / Pure Barre 3 /YogaSix 2 / Rumble 1	N/A	19	1,243	0.6%	36	0.3%
24	Kingswood Capital Management	World Market 5	N/A	5	1,236	0.6%	91	0.9%
25	DSW, Inc.		N/A	4	1,234	0.6%	73	0.7%
	Totals			191	$64,227	32.5%	4,648	44.0%
(a) Reflects the most recently available S&P credit rating.

Tenant Merchandise Mix

Tenant Category	ABR	% of Total ABR
Grocery / Drug	$38,826	19.6%
Quick Service Restaurants	24,937	12.7%
Personal Health and Beauty Services	22,067	11.2%
Medical	18,170	9.2%
Full Service Restaurants	16,957	8.6%
Off Price	10,048	5.1%
Apparel / Accessories	9,556	4.8%
Banks	8,628	4.4%
Fitness	7,945	4.0%
Pets	6,622	3.4%
Office / Communications	6,173	3.1%
Hobby / Sports	6,050	3.1%
Home	5,076	2.6%
Other	5,044	2.6%
Other Essential Retail / Services	4,785	2.4%
Office (Non Financial, Non-Medical)	2,703	1.4%
Entertainment	1,943	1.0%
Hardware / Auto	1,533	0.8%
	$197,063	100%

11	Supplemental - Quarter Ended September 30, 2024

Comparable and Non-Comparable Lease Statistics
GLA in thousands

The Company's Retail Portfolio had 932 thousand square feet expiring during the nine months ended September 30, 2024, of which 868 thousand square feet was re-leased. This achieved a retention rate of approximately 93%. The following tables summarize the activity for leases that were executed during the nine months ended September 30, 2024.

For the nine months ended September 30, 2024
	No. of Leases Executed	GLA	New Contractual Rent ($PSF) (a)	Prior Contractual Rent ($PSF) (a)	% Change over Prior Lease Rent (a)	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

All Tenants
Comparable Renewal Leases	112	810	$20.87	$19.03	9.7%	5.4	$0.05	$—
Comparable New Leases	19	88	26.87	23.31	15.3%	10.2	31.80	12.78
Non-Comparable Renewal and New Leases	29	196	17.33	N/A	N/A	7.6	13.29	7.43
Total	160	1,094	$21.46	$19.44	10.4%	6.2	$4.97	$2.36
(a)Non-comparable leases are not included in totals.

Trailing Four Quarters ended September 30, 2024
	No. of Leases Executed	GLA	New Contractual Rent ($PSF)	Prior Contractual Rent ($PSF)	% Change over Prior Lease Rent	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)

Comparable Leases
Total New and Renewal Leases
Q3 2024	48	403	$18.26	$16.63	9.8%	6.2	$2.89	$1.30
Q2 2024	49	330	22.43	20.33	10.3%	5.3	0.97	0.82
Q1 2024	34	165	27.28	24.54	11.2%	6.1	8.14	1.97
Q4 2023	68	429	20.21	17.74	13.9%	6.5	7.97	3.00
Total	199	1,327	$21.05	$18.89	11.4%	6.1	$4.17	$1.81

	No. of Leases Executed	GLA	New Contractual Rent ($PSF)	Prior Contractual Rent ($PSF)	% Change over Prior Lease Rent	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
New Leases
Q3 2024	9	39	$26.42	$23.14	14.2%	9.9	$29.13	$13.55
Q2 2024	7	17	41.05	37.33	10.0%	10.1	18.57	15.80
Q1 2024	3	32	19.77	15.90	24.3%	10.5	42.18	10.21
Q4 2023	15	112	21.40	15.98	33.9%	10.7	29.75	11.26
Total	34	200	$23.81	$19.18	24.1%	10.5	$30.65	$11.93

	No. of Leases Executed	GLA	New Contractual Rent ($PSF)	Prior Contractual Rent ($PSF)	% Change over Prior Lease Rent	Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Renewals
Q3 2024	39	364	$17.40	$15.94	9.2%	5.8	$0.11	$—
Q2 2024	42	313	21.41	19.40	10.4%	5.0	—	—
Q1 2024	31	133	29.08	26.59	9.4%	5.0	—	—
Q4 2023	53	317	19.79	18.37	7.7%	5.0	0.29	0.08
Total	165	1,127	$20.56	$18.84	9.1%	5.3	$0.12	$0.02

	No. of Leases Executed	GLA	New Contractual Rent ($PSF)			Weighted Average Lease Term (Years)	Tenant Improvement Allowance ($ PSF)	Lease Commissions ($ PSF)
Non-Comparable Leases
Q3 2024	11	66	$27.47			10.0	$15.10	$13.98
Q2 2024	11	115	8.55			6.4	10.92	3.17
Q1 2024	7	15	39.61			6.5	23.50	10.93
Q4 2023	18	124	16.26			5.2	13.93	5.51
Total	47	320	$16.92			6.7	$13.54	$6.68

12	Supplemental - Quarter Ended September 30, 2024

Tenant Lease Expirations
GLA and ABR in thousands, except per square foot amounts

Lease Expiration Year	No. of Expiring Leases	GLA of Expiring Leases	Percent of Total GLA of Expiring Leases	ABR of Expiring Leases	Percent of Total ABR	Expiring ABR PSF (a)

Anchor Tenants

2024	—	—	—%	—	—%	–
2025	12	517	7.9%	5,290	6.2%	$10.23
2026	14	430	6.6%	5,783	6.8%	13.45
2027	41	1,369	21.0%	19,990	23.4%	14.60
2028	24	579	8.9%	8,612	10.1%	14.87
2029	31	912	14.0%	11,704	13.7%	12.83
2030	17	531	8.1%	7,125	8.3%	13.42
2031	8	349	5.4%	3,494	4.1%	10.01
2032	9	345	5.3%	4,537	5.3%	13.15
2033	8	250	3.8%	3,700	4.3%	14.80
Thereafter	27	1,241	19.0%	15,216	17.8%	12.26
Other (b)	—	—	—%	—	—%	—
Totals	191	6,523	100%	$85,451	100%	$13.10
Vacant space		193
Total		6,716

Small Shops

2024	18	39	1.1%	1,213	1.0%	$31.10
2025	136	291	8.5%	9,134	7.3%	31.39
2026	204	511	15.0%	16,695	13.3%	32.67
2027	239	563	16.5%	19,917	15.8%	35.38
2028	207	482	14.1%	17,406	13.9%	36.11
2029	186	509	14.9%	18,843	15.1%	37.02
2030	89	225	6.6%	9,107	7.3%	40.48
2031	75	222	6.5%	8,455	6.8%	38.09
2032	79	193	5.7%	7,708	6.2%	39.94
2033	54	140	4.1%	6,345	5.1%	45.32
Thereafter	77	227	6.7%	9,903	7.9%	43.63
Other (b)	6	11	0.3%	362	0.3%	32.91
Totals	1,370	3,413	100%	$125,088	100%	$36.65
Vacant space		421
Total		3,834

Total

2024	18	39	0.4%	$1,213	0.6%	$31.10
2025	148	808	8.1%	14,424	6.9%	17.85
2026	218	941	9.5%	22,478	10.7%	23.89
2027	280	1,932	19.5%	39,907	18.8%	20.66
2028	231	1,061	10.7%	26,018	12.4%	24.52
2029	217	1,421	14.3%	30,547	14.5%	21.50
2030	106	756	7.6%	16,232	7.7%	21.47
2031	83	571	5.7%	11,949	5.7%	20.93
2032	88	538	5.4%	12,245	5.8%	22.76
2033	62	390	3.9%	10,045	4.8%	25.76
Thereafter	104	1,468	14.8%	25,119	11.9%	17.11
Other (b)	6	11	0.1%	362	0.2%	32.91
Totals	1,561	9,936	100%	$210,539	100%	$21.19
Vacant space		614
Total		10,550
(a)Expiring ABR PSF reflects ABR PSF at the time of lease expiration.
(b)Other lease expirations include the GLA, ABR and ABR PSF of month-to-month leases.

13	Supplemental - Quarter Ended September 30, 2024

Acquisitions and Dispositions
Dollars and GLA in thousands

Acquisitions

Date	Property Name	Market	Acquisition Price	GLA	Leased Occ.	Anchor Tenants (a)

2/1/2024	The Plant	Phoenix, AZ	$29,500	57	100%	Sprouts Farmers Market
4/9/2024	Moores Mill	Atlanta Metro Area, GA	28,000	70	100%	Publix
6/13/2024	Maguire Groves (b)	Orlando-Kissimmee, FL	16,100	33	100%	Publix
8/6/2024	Scottsdale North Marketplace	Phoenix, AZ	23,000	66	98.4%	AJ's Fine Foods
			$96,600	226
(a)Grocers listed first and bolded.
(b)Maguire Groves is a 33,000 square foot neighborhood center immediately adjacent to Plantation Grove, a Publix anchored neighborhood center wholly-owned by InvenTrust, in Ocoee, Florida.

Dispositions

Date	Property Name	Market	Disposition Price	GLA	Leased Occ.	Anchor Tenants (a)

7/22/2024	Eldridge Town Center & Windermere Village (a)	Houston, TX	$602	—	—%	N/A
(a)This disposition was related to the completion of a partial condemnation at one retail property.

14	Supplemental - Quarter Ended September 30, 2024

Development Pipeline
In thousands

Active Redevelopments			Estimated Completion Quarter (a)	Projected Incremental Costs	Costs to Date	Estimated Incremental Yield on Cost
Property	Market	Project Description
Antoine Town Center	Houston-Sugar Land-Baytown, TX	New development, including addition of an outparcel building with a drive-through.	4Q - 2024	$300	$200
Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment and remerchandising of a former anchor space into new tenant spaces, including an 18,000 square foot anchor space, a 14,000 square foot anchor space, and additional small shop space.	1Q - 2025	6,800	4,400
Sandy Plains Centre	Atlanta Metro Area, GA	Redevelopment and expansion to accommodate a 10,000 square foot swim school and additional small shop space.	4Q - 2025	3,200	2,000
River Oaks	So. California - Los Angeles, CA	Redevelopment of an outparcel and common area improvements.	4Q - 2025	600	—
Sarasota Pavilion	Tampa-St. Petersburg, FL	Anchor space repositioning and remerchandising into new tenant spaces, including a 27,000 square foot anchor space and a 5,000 square foot small shop space	1Q - 2026	8,400	100
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning and remerchandising into new tenant spaces, including a 10,000 square foot anchor space and a 7,000 square foot small shop space	2Q - 2026	5,600	100

Total Redevelopment Costs				$24,900	$6,800	7-10%

(a) The Company's estimated timing of completion may be impacted by factors outside of management's control, including global supply constraints or government restrictions.

Recently Completed Redevelopments
Property	Market	Project Description	Completion Quarter	Completed Costs
Southern Palm Crossing	Miami-Fort Lauderdale-Miami Beach, FL	Redevelopment of a former bank building for a freestanding building with a drive-through.	2Q - 2024	$1,550
Buckhead Crossing	Atlanta Metro Area, GA	Anchor space repositioning	2Q - 2024	700
Pavilion at LaQuinta	So. California - Inland Empire	Redevelopment of a freestanding building.	2Q - 2024	800

Potential Developments and Redevelopments
Projects shown below are listed alphabetically, are in various stages of planning, and may or may not commence due to a number of factors.
Property	Market	Project Description
Bay Colony	Houston-Sugar Land-Baytown, TX	Redevelopment of an existing outparcel building.
Bay Landing	Cape Coral-Fort Myers, FL	New development of building area adjacent to existing stores.
Buckhead Crossing	Atlanta Metro Area, GA	New development, including addition of an outparcel building.
Campus Marketplace	So. California - San Diego, CA	Redevelopment of an existing outparcel building.
Custer Creek Village	Dallas-Fort Worth-Arlington, TX	Redevelopment of an outparcel and common area improvements.
Garden Village	So. California - Los Angeles, CA	Demolition of outparcel buildings and reconstruction for freestanding buildings with drive-throughs.
Gateway Market Center	Tampa-St. Petersburg, FL	Extensive repositioning and reconfiguration of the shopping center to right size anchor space, add freestanding buildings and improve vehicular access.
Kyle Marketplace	Austin-Round Rock, TX	New development, including addition of outparcel buildings.
Pavilion at LaQuinta	So. California - Inland Empire, CA	Anchor repositioning.
Plantation Grove	Orlando-Kissimmee, FL	Redevelopment and expansion of the shopping center.
River Oaks	So. California - Los Angeles, CA	Anchor repositioning and expansion.
Sarasota Pavilion	Tampa-St. Petersburg, FL	Redevelopment of an existing outparcel building.
Shops at Arbor Trails	Austin-Round Rock, TX	Redevelopment of an outparcel and common area improvements.
The Parke	Austin-Round Rock, TX	Anchor repositioning and expansion.
Westpark Shopping Center	Richmond, VA	New development, including addition of outparcel buildings.

15	Supplemental - Quarter Ended September 30, 2024

Property Summary, by Total Market GLA
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)
1	Escarpment Village	Austin-Round Rock	TX	N	170	100%	$22.21	Yes	HEB
2	Kyle Marketplace	Austin-Round Rock	TX	C	226	99.4%	$17.70	Yes	HEB
3	Market at Westlake	Austin-Round Rock	TX	N	30	100%	$21.87	No	Walgreens
4	Scofield Crossing	Austin-Round Rock	TX	N	95	98.7%	$18.12	Yes	Hana World Market, Goodwill
5	Shops at Arbor Trails	Austin-Round Rock	TX	C	357	97.7%	$13.93	Yes	Costco Wholesale, Whole Foods Market, Haverty's Furniture, Marshalls
6	Shops at the Galleria	Austin-Round Rock	TX	P	537	94.6%	$14.22	No	Best Buy, Five Below, Home Consignment Center, HomeGoods, Lowe's, Marshalls, Michaels, OfficeMax, Old Navy, PetSmart, Signature Bridal Salon and Bestow Bridal, Spec's Wine Spirits & Finer Foods, World Market
7	The Parke	Austin-Round Rock	TX	P	406	99.1%	$16.91	Yes	Whole Foods Market, Cavender's Boot City, Dick's Sporting Goods, DSW, Five Below, La-Z-Boy Furniture Galleries, Marshalls, Michaels, Nordstrom, Old Navy, Petco, Ulta, World Market
8	University Oaks	Austin-Round Rock	TX	P	236	100%	$22.15	No	Crunch Fitness, DSW, IKEA*, J.C. Penney*, Jo-Ann Fabrics, PetSmart, Ross Dress for Less, Spec's Wine Spirits & Finer Foods
9	Custer Creek Village	Dallas-Fort Worth-Arlington	TX	N	96	96.0%	$15.62	Yes	Tom Thumb
10	Eldorado Marketplace	Dallas-Fort Worth-Arlington	TX	C	189	100%	$24.01	Yes	Market Street, PetSmart, Phenix Salon Suites
11	Prestonwood Town Center	Dallas-Fort Worth-Arlington	TX	P	236	96.5%	$20.54	Yes	Walmart*, Barnes & Noble, Burlington, DSW, HomeGoods, Michaels, Petco, Ulta
12	Riverview Village	Dallas-Fort Worth-Arlington	TX	N	89	100%	$13.39	Yes	Tom Thumb, Petco
13	Riverwalk Market	Dallas-Fort Worth-Arlington	TX	N	90	95.6%	$21.64	Yes	Market Street
14	Shops at Fairview Town Center	Dallas-Fort Worth-Arlington	TX	N	66	100%	$25.01	Yes	Whole Foods Market
15	The Highlands of Flower Mound	Dallas-Fort Worth-Arlington	TX	P	175	98.7%	$20.00	Yes	Target*, Market by Macy's, Michaels, Party City, Skechers, World Market
16	Antoine Town Center	Houston-Sugar Land-Baytown	TX	N	110	97.3%	$15.28	Yes	Kroger
17	Bay Colony (d)	Houston-Sugar Land-Baytown	TX	C	415	94.2%	$15.70	Yes	HEB, Kohl's, LA Fitness, Petco, Social Security Administration, The University of Texas Medical Branch, Walgreens
18	Blackhawk Town Center (d)	Houston-Sugar Land-Baytown	TX	N	127	99.1%	$14.04	Yes	HEB, Walgreens
19	Cyfair Town Center (d)	Houston-Sugar Land-Baytown	TX	C	434	94.4%	$16.86	Yes	Kroger, Cinemark USA, Crunch Fitness, J.C. Penney
20	Eldridge Town Center & Windermere Village	Houston-Sugar Land-Baytown	TX	C	175	91.5%	$18.36	Yes	Kroger, Kohl's*, Petco
21	Stables Town Center II (d)	Houston-Sugar Land-Baytown	TX	N	148	92.6%	$17.46	Yes	Kroger
22	Sonterra Village	San Antonio	TX	N	42	91.3%	$34.83	Yes	Trader Joe's
23	Stone Ridge Market	San Antonio	TX	C	219	95.2%	$25.26	Yes	HEB Plus*, Burlington, PetSmart
	Total Texas				4,668	96.7%	$18.00

24	Bay Landing	Cape Coral - Fort Meyers	FL	N	63	98.0%	$10.15	Yes	The Fresh Market, HomeGoods
25	PGA Plaza Palm Beach Gardens	Miami-Ft Lauderdale-Miami Beach	FL	C	121	98.2%	$35.99	Yes	Trader Joe's, Marshalls, Ulta
26	Southern Palm Crossing	Miami-Ft Lauderdale-Miami Beach	FL	P	345	99.1%	$17.76	Yes	Costco Wholesale, Going Going Gone, Marshalls
27	Westfork & Paraiso	Miami-Ft Lauderdale-Miami Beach	FL	N	393	97.5%	$25.41	Yes	Costco Wholesale*, Publix, Baptist Outpatient Services, Dollar Tree, Pembroke Pink Imaging, Petco, Regal Cinemas, Ross Dress for Less, Skechers, TJ Maxx, Ulta
28	Lakeside & Lakeside Crossing	Orlando - Kissimmee	FL	N	76	100%	$48.66	Yes	Trader Joe's
29	Plantation Grove (e)	Orlando - Kissimmee	FL	N	107	98.7%	$20.27	Yes	Publix
30	Rio Pinar Plaza	Orlando - Kissimmee	FL	N	131	99.2%	$19.51	Yes	Publix, Planet Fitness
31	Suncrest Village	Orlando - Kissimmee	FL	N	97	97.9%	$21.22	Yes	Publix, Orange County Tax Collector
32	Gateway Market Center	Tampa - St. Petersburg	FL	P	231	95.1%	$10.80	Yes	Publix, Target*, Bealls, HomeGoods, Party City, PetSmart, TJ Maxx
33	Peachland Promenade	Tampa - St. Petersburg	FL	N	177	98.6%	$15.11	Yes	Publix, Goodwill, My Salon Suite, Planet Fitness
34	Sarasota Pavilion	Tampa - St. Petersburg	FL	P	344	97.7%	$14.60	Yes	Publix, Bank of America, Bealls, Marshalls, Michaels, PetSmart, Ross Dress for Less, Truist Bank
	Total Florida				2,085	97.9%	$20.25

16	Supplemental - Quarter Ended September 30, 2024

Property Summary, by Total Market GLA
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)

35	Eastfield Village	Charlotte-Gastonia-Concord	NC	N	96	97.5%	$18.58	Yes	Food Lion, Gold's Gym
36	Northcross Commons	Charlotte-Gastonia-Concord	NC	N	63	100%	$27.86	Yes	Whole Foods Market
37	Sycamore Commons	Charlotte-Gastonia-Concord	NC	P	265	100%	$20.48	Yes	Costco Wholesale*, Best Buy, Dick's Sporting Goods, Lowe's*, Michaels, Old Navy, Ulta, World Market
38	The Shoppes at Davis Lake (d)	Charlotte-Gastonia-Concord	NC	N	91	95.1%	$16.72	Yes	Harris Teeter
39	Bent Tree Plaza	Raleigh-Cary-Durham	NC	N	80	100%	$14.87	Yes	Food Lion
40	Cary Park Town Center	Raleigh-Cary-Durham	NC	N	93	100%	$17.83	Yes	Harris Teeter, CVS
41	Commons at University Place	Raleigh-Cary-Durham	NC	N	92	100%	$17.26	Yes	Harris Teeter, CVS
42	Renaissance Center	Raleigh-Cary-Durham	NC	P	363	90.8%	$23.74	No	Ashley HomeStore, Best Buy, Nordstrom Rack, Old Navy, Popshelf, REI, Ulta, UNC Health Care, World Market
43	The Pointe at Creedmoor	Raleigh-Cary-Durham	NC	N	60	100%	$16.87	Yes	Harris Teeter
	Total North Carolina				1,203	96.7%	$20.36

44	Buckhead Crossing	Atlanta Metro Area	GA	P	221	95.0%	$23.51	No	HomeGoods, Marshalls, Michaels, Ross Dress for Less, The Tile Shop
45	Coweta Crossing	Atlanta Metro Area	GA	N	68	100%	$11.25	Yes	Publix
46	Kennesaw Marketplace	Atlanta Metro Area	GA	C	130	94.3%	$35.70	Yes	Whole Foods Market, Academy Sports + Outdoors*, Guitar Center*, Hobby Lobby*, Petco*
47	Moores Mill (f)	Atlanta Metro Area	GA	N	70	100%	$24.64	Yes	Publix
48	Plaza Midtown	Atlanta Metro Area	GA	N	70	97.0%	$29.15	Yes	Publix
49	Rose Creek	Atlanta Metro Area	GA	N	70	100%	$11.56	Yes	Publix
50	Sandy Plains Centre	Atlanta Metro Area	GA	C	135	98.9%	$23.87	Yes	Kroger, Pet Supplies Plus, Walgreens*
51	The Centre on Hugh Howell	Atlanta Metro Area	GA	N	83	98.4%	$13.68	No	Crunch Fitness
52	Thomas Crossroads	Atlanta Metro Area	GA	N	105	91.4%	$9.65	Yes	Kroger
53	Windward Commons	Atlanta Metro Area	GA	N	117	100%	$15.63	Yes	Kroger
	Total Georgia				1,069	97.0%	$20.82

54	Bear Creek Village Center	So. California - Inland Empire	CA	N	80	98.1%	$25.70	Yes	Stater Brothers
55	Pavilion at LaQuinta	So. California - Inland Empire	CA	P	166	98.6%	$23.39	Yes	Sprouts Farmers Market, Best Buy, DSW, OfficeMax, PGA TOUR Superstore
56	Garden Village	So. California - Los Angeles	CA	N	117	90.2%	$19.57	Yes	Albertson's, Rite Aid
57	River Oaks	So. California - Los Angeles	CA	C	275	99.4%	$20.53	Yes	Sprouts Farmers Market, Target, Big 5 Sporting Goods, Dollar Tree, Five Below, Total Wine & More, Ulta
58	Stevenson Ranch	So. California - Los Angeles	CA	C	187	92.5%	$22.51	Yes	Ralphs, Furniture Design Center, LA Fitness, PetSmart
59	Campus Marketplace	So. California - San Diego	CA	N	144	98.3%	$31.06	Yes	Ralphs, CVS, Discovery Isle Child Development Center
60	Old Grove Marketplace	So. California - San Diego	CA	N	81	97.5%	$17.89	Yes	Ralphs, Lowe's*
	Total California				1,050	96.6%	$22.90

61	The Shops at Town Center	Washington D.C	MD	N	125	96.2%	$30.96	Yes	Safeway
62	Travilah Square Shopping Center	Washington D.C	MD	N	56	89.8%	$51.74	Yes	Trader Joe's
	Total Maryland				181	94.2%	$36.33

63	Westpark Shopping Center	Richmond Metro Area	VA	C	171	98.4%	$16.37	Yes	Publix, Painted Tree Boutiques, Planet Fitness, The Tile Shop
	Total Virginia				171	98.4%	$16.37

17	Supplemental - Quarter Ended September 30, 2024

Property Summary, by Total Market GLA
GLA in thousands

	Property	Market	State	Center Type (a)	GLA	Leased Occupancy	ABR PSF	Grocery Anchor (b)	Major Anchors (c)

64	Scottsdale North Marketplace (f)	Phoenix	AZ	N	66	98.4%	$21.97	Yes	AJ's Fine Foods
65	The Plant (f)	Phoenix	AZ	N	57	100%	$28.85	Yes	Sprouts Farmers Market
	Total Arizona				123	99.1%	$25.26

	Grand Totals				10,550	97.0%	$19.83
(a)N = Neighborhood Center, P = Power Center, C = Community Center
(b)Grocers may be leased or shadow-anchors and includes traditional, specialty grocers, and large format retailers (i.e. Walmart, Target, and Costco).
(c)Grocers listed first and bolded, remaining anchor tenants are shown alphabetically. Shadow anchors are noted with an asterisk.
(d)Properties are excluded from Same Property for the nine months ended September 30, 2024.
(e)The Company operates Plantation Grove and Maguire Groves as a single property under the Plantation Grove name. The operations, GLA, economic and leased occupancy, and ABR of Maguire Groves are classified as an other investment property for the three and nine months ended September 30, 2024.
(f)Properties are excluded from Same Property for the three and nine months ended September 30, 2024.

18	Supplemental - Quarter Ended September 30, 2024

Components of Net Asset Value as of September 30, 2024
In thousands, except share information

		Page No.
NOI Excluding Lease Termination Income and Expense, and GAAP Rent Adjustments, Most Recent Quarter
NOI, excluding ground rent income	$42,121	5
Ground rent income	4,774	5
NOI	46,895	5

Annualized NOI, excluding ground rent income	$168,484
Annualized ground rent income	19,096

Projected remaining development
Net project costs	$18,100	15
Estimated range for incremental yield	7-10%	15

Other Assets
Cash, cash equivalents and restricted cash	$202,758	2
Base rent, recoveries, and other revenue receivables	9,007	4
Undeveloped land	—
Land held for development	—

Liabilities
Debt	$743,380	8
Discounts and issuance costs, net	(3,271)	8
Accounts payable and accrued expenses	48,683	2
Distributions payable	17,455	2
Other liabilities	28,660	2

Common Shares Outstanding	77,130,431	1

19	Supplemental - Quarter Ended September 30, 2024

Glossary of Terms

Terms	Definitions
ABR Per Square Foot (ABR PSF)	ABR PSF is the ABR divided by the occupied square footage for that period.
Adjusted EBITDA
The Company's non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for the Company's unconsolidated joint venture are calculated to reflect its proportionate share of the joint venture's Adjusted EBITDA on the same basis.

Annualized Base Rent (ABR)	Annualized Base Rent (ABR) is the base rent for the period multiplied by twelve months. Base rent is inclusive of ground rent and any abatement concessions, but excludes Specialty Lease income.
Anchor Tenant	Tenants with square footage greater than or equal to 10,000 square feet are considered Anchor Tenants.
Community Center	Community Centers are generally open air and designed for tenants that offer a larger array of apparel and other soft goods. Typically, community centers contain anchor stores and other national retail tenants.
Comparable Lease	A Comparable Lease meets all of the following criteria: terms greater than or equal to one year, unit was vacant less than one year prior to executed lease, square footage of unit remains unchanged or within 10% of prior unit square footage, and has a rent structure consistent with the previous tenant.
Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
The Company's non-GAAP measure of Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) is net income (or loss) in accordance with GAAP, plus federal and state tax expense, interest expense, net, and depreciation and amortization. Adjustments for the Company's unconsolidated joint venture are calculated to reflect its proportionate share of the joint venture's EBITDA on the same basis.

Economic Occupancy	Upon Rent Commencement Date, the percentage of occupied GLA divided by total GLA. For purposes of calculating occupancy, Specialty Lease GLA is deemed vacant.
GAAP Rent Adjustments	GAAP Rent Adjustments consist of amortization market lease intangibles, amortization of lease incentives, and straight-line rent adjustments.
Gross Leasable Area (GLA)	Measure of the total amount of leasable space at a property in square feet.
Leased Occupancy	Economic Occupancy plus the percentage of signed and not yet commenced GLA divided by total GLA.
Nareit Funds From Operations (Nareit FFO) and Core FFO
The Company's non-GAAP measure of Nareit Funds from Operations ("Nareit FFO"), based on the National Association of Real Estate Investment Trusts ("Nareit") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for the Company's unconsolidated joint venture are calculated to reflect the Company's proportionate share of the joint venture's Nareit FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company's operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within Nareit FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.

Neighborhood Center	Neighborhood Centers are convenience oriented with tenants such as a grocery store anchor, a drugstore, and other small retailers.
Net Debt-to-Adjusted EBITDA	Net Debt-to-Adjusted EBITDA is net debt divided by trailing twelve month Adjusted EBITDA.
Net Operating Income (NOI)	NOI excludes general and administrative expenses, depreciation and amortization, other income and expense, net, impairment of real estate assets, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP Rent Adjustments.
New Lease	New Leases are leases where a new tenant will be occupying a unit or an existing tenant is relocating from one unit to another (unless the tenant is moving from a temporary space back to the original unit).
NOI from other investment properties	NOI from other investment properties consists of properties which do not meet the Company's Same Property criteria and includes adjustments for the Company's captive insurance company.
Power Center	Power Centers consist of category-dominant anchors, such as discount department stores, off-price stores, or wholesale clubs, with only a few small shop tenants.
Prior Contractual Rent	Base rent charged for a particular unit, prior to the current term’s first year rent. If the prior lease terminated prior to the contractual expiration date, the prior contractual rent amount is the rent charged in the final month of occupancy.
Pro Rata
Where appropriate, the Company has included the results from its 55% ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," as of December 31, 2022 and 2021.

Pro Rata Net Debt	Pro rata net debt is total outstanding debt, net, less cash and cash equivalents, including IVT's JV share.
Renewal Lease	Terms have been extended on an existing lease in the same unit. This may happen via an amendment, extension agreement or exercised option.
Same Property	Information provided on a same-property basis includes the results of properties that were owned and operated for the entirety of both periods presented.
Shadow Anchor Tenant	Shadow Anchor Tenant represents tenants that are situated on parcels which are owned by unrelated third parties, but, due to their location within or immediately adjacent to a property, appear to the consumer as a retail tenant of the property and, as a result, attract additional consumer traffic to the property.
Small Shop Tenant	Tenants with square footage less than 10,000 square feet are considered Small Shops.
Specialty Lease	Specialty leasing represents leases of less than one year in duration for inline space and includes any term length for a common area space, and is excluded from the ABR and leased square footage figures when computing the ABR per square foot.
Wholly-owned	Wholly-owned properties are those properties owned outright by the Company and does not include properties owned through an investment in a joint venture.

20	Supplemental - Quarter Ended September 30, 2024